                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[X]      Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Under Rule 14a-12

                               WORLD AIRWAYS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                              [WORLD AIRWAYS LOGO]

                                August ____, 2003

Dear Stockholder:

         We cordially invite you to attend the Special Meeting of Stockholders of World Airways, Inc. to be held on ____________, September ____, 2003. The special meeting will commence at 10:00 a.m. at our principal executive offices in The HLH Building, 101 World Drive, Peachtree City, Georgia 30269.

         At the special meeting, we will ask our stockholders:

1. To approve the exchange of newly-issued 8% Convertible Senior Subordinated Debentures Due 2009 for our currently outstanding 8% Convertible Senior Subordinated Debentures Due 2004;

2. To approve the issuance of warrants to the Air Transportation Stabilization Board to purchase shares of our common stock, in connection with a federal guarantee of $27.0 million to support a $30.0 million term loan facility; and

3. To act upon such other matters as may properly come before the special meeting and any and all adjournments and postponements thereof.

         We value your participation and encourage you to vote your shares on the matters expected to come before the special meeting. Please follow the instructions on the enclosed proxy to ensure representation of your shares at the meeting.

                                          Sincerely,



                                          /s/ Hollis L. Harris
                                          --------------------------------------
                                          Hollis L. Harris
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

                               WORLD AIRWAYS, INC.

                                The HLH Building
                                 101 World Drive
                          Peachtree City, Georgia 30269

                                 ---------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER ___, 2003

                                 ---------------

Dear Stockholder:

         World Airways, Inc. will hold a Special Meeting of Stockholders at 10:00 a.m., on ______________, September ___, 2003, at our principal executive offices in The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, for the following purposes:

1. To approve the exchange of newly-issued 8% Convertible Senior Subordinated Debentures Due 2009 for our currently outstanding 8% Convertible Senior Subordinated Debentures Due 2004;

2. To approve the issuance of warrants to the Air Transportation Stabilization Board to purchase shares of our common stock, in connection with a federal guarantee of $27.0 million to support a $30.0 million term loan facility; and

3. To act upon such other matters as may properly come before the special meeting and any and all adjournments and postponements thereof.

         The record date for the special meeting is August __, 2003, and only our stockholders of record at the close of business on that date will be entitled to notice of and to vote at the special meeting.

         The accompanying proxy statement includes a discussion of the reasons for the proposed exchange and the issuance of warrants and provides a summary of the terms of the exchange debentures as compared to the terms of the existing debentures, a summary description of the warrants proposed to be issued to the Air Transportation Stabilization Board, as well as other relevant information about our company.

         Whether or not you plan to attend the special meeting, please follow the instructions on the enclosed proxy to ensure representation of your shares at the meeting. You may revoke your proxy at any time prior to the time it is voted, and any stockholder present at the special meeting may revoke his or her proxy and vote personally on any matter brought before the special meeting.

                                             By Order of the Board of Directors,



                                             /s/ Cindy M. Swinson
                                             -----------------------------------
                                             Cindy M. Swinson
                                             Corporate Secretary

Peachtree City, Georgia
August ____, 2003

                               WORLD AIRWAYS, INC.

                                The HLH Building
                                 101 World Drive
                          Peachtree City, Georgia 30269

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

         This proxy statement is being furnished to the stockholders of World Airways, Inc., a Delaware corporation, in connection with the solicitation by our board of directors of proxies to be voted at the Special Meeting of Stockholders to be held at 10:00 a.m., on ___________, September ___, 2003, and any adjournment thereof, for the purposes set forth in the accompanying notice and described in more detail herein. The special meeting will be held at our headquarters in The HLH Building, 101 World Drive, Peachtree City, Georgia 30269.

         All properly executed proxies will be voted in accordance with the instructions given thereby. If no choice is specified, proxies will be voted for the approval of the exchange and the issuance of the warrants and, in accordance with the best judgement of the proxy holders, on any other matter that may properly come before the special meeting. Any proxy may be revoked by the person giving it at any time before it is exercised by giving written notice to that effect to our corporate secretary, Cindy M. Swinson, or by signing a later-dated proxy. Stockholders who attend the special meeting may revoke any proxy previously given and vote in person.

         This proxy statement and the accompanying proxy card will be first mailed to our stockholders on or about August ___, 2003. The cost of the solicitation will be borne by our company.

                                     VOTING

         Only holders of record of our outstanding common stock at the close of business on August __, 2003, will be entitled to vote at the special meeting. Each share of common stock is entitled to one vote. On the record date, _________ shares of our common stock were outstanding and entitled to vote.

         A quorum at the special meeting will consist of the presence, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding on the record date and entitled to vote at the special meeting. Each holder of shares of our common stock issued and outstanding on the record date shall be entitled to one vote for each share owned by such holder on each matter to be voted on at the special meeting.

         The approval of the two proposals described herein requires the affirmative vote, either in person or by proxy, of the shares of our common stock representing at least a majority of the votes cast at the special meeting.

         Abstentions and broker non-votes will be included in the calculation of a quorum, but will be disregarded and will have no effect on the outcome of the voting on the proposals. Our directors and executive officers have voting power over approximately 7.4% of our issued and outstanding common stock and have indicated that they intend to vote their shares in favor of each proposal.

                               SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

         The following table sets forth information, as of June 30, 2003 unless otherwise indicated, with respect to each person who is known to us to be the beneficial owner of more than five percent of our common stock.

                                                                                  SHARES              PERCENT
                                                                               BENEFICIALLY          OF CLASS
                   NAME AND ADDRESS OF BENEFICIAL OWNER                          OWNED(1)            OWNED(1)
---------------------------------------------------------------                -------------         --------
Zazove Associates, LLC                                                         2,046,413 (2)          15.5 %
  940 Southwood
  Incline Village, NV 89451

Hollis L. Harris                                                               1,332,216 (3)          10.9 %
  101 World Drive
  Peachtree City, GA 30269

Naluri Berhad f/k/a Malaysian Helicopter Services Berhad                       1,217,000 (4)          10.9 %
  Wing On Center, 25th Floor
  1111 Connaught Road
  Central Hong Kong

The Boeing Company                                                             1,000,000 (5)           8.2 %
  7755 E. Marginal Way South
  Seattle, WA 98108

International Lease Finance Corporation, National Union Fire                   1,000,000 (6)           8.2 %
Insurance Company of Pittsburgh, Pa., and American International
Group, Inc.
  1999 Avenue of the Stars, Suite 3900
  Los Angeles, CA 90067

Stephen S. Taylor, Jr.                                                          684,579 (7)            6.1 %
  3556 Lowry Road
  Los Angeles, CA 90027

----------

(1) In setting forth this information, we have relied on our stock and convertible senior subordinated debenture transfer records, to the extent available to us without unreasonable effort or expense, and upon
         Schedule 13D and Schedule 13G filings of, and other information provided by, the persons and entities listed above. Beneficial ownership is reported in accordance with Securities and Exchange Commission regulations and therefore includes shares of the our common stock which may be acquired within 60 days after June 30, 2003, upon the exercise of outstanding stock options and warrants and the conversion of outstanding convertible senior subordinated debentures. Shares of our common stock issuable upon the exercise of such options and warrants, and the conversion of such debentures, are deemed outstanding for purposes of computing the percentage of common stock owned by the beneficial owner listed in the table, but are not deemed outstanding for purposes of computing the percentage of outstanding common stock owned by any other stockholder. Except as otherwise stated below, all shares are owned directly and of record, and each named person or entity has sole voting and investment power with regard to the shares shown as owned by such person or entity. For each stockholder, "Percent of Class Owned" is based on the 11,194,098 shares of our common stock issued and outstanding on June 30, 2003, plus any shares which may be acquired by the stockholder within 60 days after June 30, 2003.

(2) As reported in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003. Represents shares that may be acquired upon conversion of our senior subordinated debentures.

(3) Consists of (i) 1,062,498 shares of our common stock issuable to Mr. Harris upon the exercise of options granted, and (ii) 269,715 shares which he owns directly.

(4) As reported in a Schedule 13D dated October 12, 1995, filed with the Securities and Exchange Commission, as reduced by 773,000 shares of our common stock sold by Naluri Berhad to us on January 23, 1998.

(5) Includes 1,000,000 shares underlying immediately exercisable common stock purchase warrants.

(6) As reported in a Schedule 13G filed with the Securities and Exchange Commission on August 30, 1999. Includes 1,000,000 shares underlying immediately exercisable common stock purchase warrants held of record by International Lease Finance Corporation. The other two beneficial owners of the shares are its parent and ultimate parent, respectively.

(7) As reported in a Schedule 13D filed with the Securities and Exchange Commission on July 3, 2003.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information, as of June 30, 2003, with respect to the beneficial ownership of our common stock by each of our current directors and executive officers named in the Summary Compensation Table included in our proxy statement for the 2003 annual meeting of stockholders and all of our current directors and executive officers as a group.

                                                                                            SHARES          PERCENT
                                                                                         BENEFICIALLY      OF CLASS
    NAME OF BENEFICIAL OWNER                           CAPACITY                            OWNED(1)        OWNED(1)
    ------------------------                           --------                          ------------      ---------
Hollis L. Harris                 Chairman of the Board of Directors and Chief             1,344,711(2)       11.0%
                                 Executive Officer
Daniel J. Altobello              Director                                                    94,444(3)          *
A. Scott Andrews                 Director                                                    97,897(4)          *
Joel H. Cowan                    Director                                                   105,502(5)          *
John E. Ellington                Director, President and Chief Operating Officer            125,183(6)        1.1%
Gen. Ronald R. Fogleman          Director                                                    71,217(7)          *
Russell L. Ray, Jr.              Director                                                   261,625(8)        2.3%
Peter M. Sontag                  Director                                                    55,297(9)          *
Gilberto M. Duarte, Jr.          Chief Financial Officer                                    161,152(10)       1.4%
Randy J. Martinez                Executive Vice President - Marketing and                   166,252(11)       1.5%
                                 Administration
Cindy M. Swinson                 General Counsel and Corporate Secretary                     83,500(12)         *
Directors and Executive Officers as a Group (12 persons)                                  2,654,491(13)      20.4%

----------
         * Individual is the beneficial owner of less than one percent of our outstanding common stock.

(1) In setting forth this information, we have relied on our stock and convertible senior subordinated debenture transfer records, to the extent available to us without unreasonable effort or expense, and upon
         Schedule 13D and Schedule 13G filings of, and other information provided by, the persons listed above. Beneficial ownership is reported in accordance with Securities and Exchange Commission regulations and therefore includes shares of the our common stock which may be acquired within 60 days after June 30, 2003, upon the exercise of outstanding stock options and warrants and the conversion of outstanding convertible senior subordinated debentures. Shares of our common stock issuable upon the exercise of such options and warrants, and the conversion of such debentures, are deemed outstanding for purposes of computing the percentage of common stock owned by the beneficial owner listed in the table, but are not deemed outstanding for purposes of computing the percentage of outstanding common stock owned by any other stockholder. Except as otherwise stated below, all shares are owned directly and of record, and each named person has sole voting and investment power with regard to the shares shown as owned by such person. For each stockholder, "Percent of Class Owned" is based on the 11,194,098 shares of our common stock issued and outstanding on June 30, 2003 plus any shares which may be acquired by the stockholder within 60 days after June 30, 2003.

(2) Consists of (i) 1,074,996 shares of our common stock issuable to Mr. Harris upon the exercise of options granted, and (ii) 269,715 shares which he owns directly.

(3) Consists of (i) 15,664 shares of our common stock issuable to Mr. Altobello upon the exercise of options granted, and (ii) 78,780 shares which he owns directly.

(4) Consists of (i) 6,662 shares of our common stock issuable to Mr. Andrews upon the exercise of options granted, (ii) 75,000 shares of our common stock which he owns directly, and (iii) 16,235 shares owned by his spouse as to which he disclaims beneficial ownership.

(5) Consists of (i) 11,662 shares of our common stock issuable to Mr. Cowan upon the exercise of options granted, and (ii) 93,840 shares of our common stock that he owns directly.

(6) Consists of (i) 97,498 shares of our common stock issuable to Mr. Ellington upon the exercise of options granted, and (ii) 27,685 shares of our common stock which he owns directly.

(7) Consists of (i) 15,664 shares of our common stock issuable to General Fogleman upon the exercise of options granted, and (ii) 55,553 shares of our common stock which he owns directly.

(8) Consists of (i) 176,662 shares of our common stock issuable to Mr. Ray upon the exercise of options granted, and (ii) 84,963 shares of our common stock which he owns directly.

(9) Consists of (i) 6,662 shares of our common stock issuable to Mr. Sontag upon the exercise of options granted, and (ii) 48,635 shares of our common stock which he owns directly.

(10) Consists of (i) 115,000 shares of our common stock issuable to Mr. Duarte upon the exercise of options granted, and (ii) 46,152 shares of our common stock which he owns directly

(11) Consists of (i) 130,000 shares of our common stock issuable to Mr. Martinez upon the exercise of options granted, and (ii) 36,252 shares of our common stock which he owns directly.

(12) Consists of 83,500 shares of our common stock issuable to Ms. Swinson upon the exercise of options granted.

(13) Consists of 1,821,470 shares of our common stock issuable upon the exercise of options, and (ii) 833,021 shares of our common stock which the persons in the group own directly or indirectly.

                                   PROPOSAL 1:
                       APPROVAL OF THE DEBENTURE EXCHANGE

         We are seeking to exchange our newly-issued 8% Convertible Senior Subordinated Debentures Due 2009, referred to herein as the exchange debentures, for our currently outstanding 8% Convertible Senior Subordinated Debentures Due 2004, referred to herein as the existing debentures. Our common stock is currently listed on the Nasdaq SmallCap Market, and as a result, we are subject to certain Nasdaq marketplace rules and listing requirements. The Nasdaq rules require stockholder approval of any plan or arrangement when the issuance of securities under such plan or arrangement may potentially result in a "change of control" of the company. Nasdaq defines a "change of control" as an event by which an investor or group of investors acquires, or obtains the right to acquire, shares of common stock, or securities convertible into shares of common stock, representing 20% or more of the outstanding shares of common stock or voting power of a company on a post-transaction basis if no other investor or group of investors holds a larger percentage of such common stock or voting power. As a result of the exchange described herein, it is possible that a change of control as defined by Nasdaq may occur with respect to the issuance of the exchange debentures. We are asking our stockholders to approve the debenture exchange so that there is no issue with respect to compliance with the applicable Nasdaq rules.

REASONS FOR THE EXCHANGE

         We are making the exchange for two primary reasons:

         - Liquidity - Given the challenges facing the air transportation industry in the current economic environment and our current financial position and prospects, it is unlikely that we would be able to pay the principal amount of the existing debentures with internally-generated funds when the existing debentures become due on August 26, 2004. We also believe that given current market conditions and the market value of our stock, it will not be feasible for us to raise sufficient funds in the capital markets or in private transactions to pay the principal amount of the existing debentures when they become due.

         - ATSB Guaranteed Loan - On April 23, 2003, we were granted conditional approval from the Air Transportation Stabilization Board, or ATSB, for a federal loan guarantee of $27.0 million with respect to a $30.0 million term loan facility, subject to our satisfaction of a number of conditions, including the restructuring of our existing debentures to extend their maturity beyond the maturity of the ATSB guaranteed loan on terms and conditions satisfactory to the ATSB. We are making the exchange offer, in part, to induce the ATSB to issue the loan guarantee. We believe that the terms and conditions of the exchange offer will satisfy the ATSB debentures restructuring condition. If we do not complete the exchange, we most likely will not obtain the ATSB guaranteed loan.

DESCRIPTION AND COMPARISON OF THE DEBENTURES

         The following is a summary of certain principal terms of the exchange debentures as compared with the corresponding terms of the existing debentures.

                                   EXCHANGE DEBENTURES                                   EXISTING DEBENTURES
                                   -------------------                                   -------------------
SECURITIES                 Up to $40,545,000 aggregate principal                $40,545,000 aggregate principal amount
                           amount of 8% Convertible Senior                      of 8% Convertible Senior Subordinated
                           Subordinated Debentures Due 2009.                    Debentures Due 2004.

                                   EXCHANGE DEBENTURES                                   EXISTING DEBENTURES
                                   -------------------                                   -------------------
MATURITY                   August 26, 2009.                                     August 26, 2004.

INTEREST                   8% per annum in cash.                                8% per annum in cash.

INTEREST PAYMENT DATES     February 26 and August 26 of each year,              February 26 and August 26 of each
                           commencing on February 26, 2004.                     year.

OPTIONAL CONVERSION        Convertible at the option of the holder at a         Convertible at any time at the option of
                           conversion price of $3.20 per share, subject         the holder at a conversion price equal to
                           to customary anti-dilution adjustments, at           $8.90 per share subject to customary
                           any time after the average per share closing         anti-dilution adjustments.
                           price of our common stock for 20 out of 30
                           consecutive trading days is at least $3.84,
                           subject to customary anti-dilution
                           adjustments.

MANDATORY CONVERSION       The exchange debentures will automatically           None.
                           convert into common stock at the conversion
                           price then in effect:
                           -    if the average per share closing price
                                of our common stock for 20 out of 30
                                consecutive trading days ending on
                                or before August 26, 2005 is at least
                                $6.00, subject to anti-dilution
                                adjustments; or
                           -    if the average per share closing price
                                of our common stock for 20 out of 30
                                consecutive trading days ending after
                                August 26, 2005 is at least $4.00,
                                subject to anti-dilution adjustments.

RANKING                    Subordinated in right of payment to all              Subordinated in right of payment to all
                           existing and future senior indebtedness and          existing and future senior indebtedness and
                           pari passu with all other senior                     pari passu with all other senior
                           subordinated indebtedness, including any             subordinated indebtedness.
                           remaining existing debentures.

OPTIONAL REDEMPTION        Redeemable at our option at any time on or           Redeemable at our option at any time,
                           after August 26, 2005, in whole or in                in whole or in part, at 101.143% of the
                           part, at least 100% of the principal                 principal amount thereof.
                           amount thereof.

                                   EXCHANGE DEBENTURES                                   EXISTING DEBENTURES
                                   -------------------                                   -------------------
RIGHT TO REQUIRE           In the event of any repurchase event,                In the event of any repurchase event,
REPURCHASE                 defined as (i) the occurrence of a change in         defined as either the occurrence of a
                           control followed by a determination by a             change in control or a termination of
                           nationally recognized credit rating agency           trading, each holder of existing debentures
                           that the credit rating applicable to the             has the right to require us to repurchase
                           exchange debentures immediately following            all or any part of the holder's existing
                           the change in control is not at least as             debentures at a price equal to 100% of the
                           favorable as that existing immediately prior         principal amount thereof, together with
                           to the change in control, or (ii) a                  accrued and unpaid interest to the
                           termination of trading, each holder of               repurchase date.
                           exchange debentures has the right to require
                           us to repurchase all or any part of the
                           holder's exchange debentures at a price
                           equal to 100% of the principal amount
                           thereof, together with accrued and unpaid
                           interest to the repurchase date.  A
                           repurchase event may be waived by a majority
                           of the outstanding principal  amount of
                           exchange debentures.

LISTING                    We do not intend to apply for listing of the         The existing debentures are eligible for
                           exchange debentures on any national                  trading on the PORTAL market.
                           securities exchange or for their quotation on
                           any automated dealer quotation system.

EFFECT OF THE EXCHANGE UPON EXISTING STOCKHOLDERS

         In the event that the outstanding exchange debentures are converted into our common stock, the issuance of such additional shares may significantly dilute the current equity ownership of our current stockholders. The following table sets forth (i) the number of shares of common stock outstanding as of June 30, 2003 and those shares issuable upon conversion of the exchange debentures, and (ii) the percentage ownership interest of existing stockholders and the holders of exchange debentures, determined as if all shares of common stock issuable upon conversion had been issued, and assuming $38,500,000 principal amount of exchange debentures issued are in the exchange offer.

                                                                   PERCENT OF THE TOTAL
                                                                   OUTSTANDING SHARES
                                          NUMBER OF SHARES(1)      OF OUR COMPANY(1)
                                          -------------------      --------------------
Current Stockholders                          11,194,098                  48.2 %
Debenture Exchange Participants               12,031,250                  51.8 %
     Total                                    23,225,348                 100.0 %

----------

(1) Assumes (i) no exercise or conversion of any existing stock options or warrants, consisting of options to purchase 3,931,000 shares of our common stock and warrants to purchase 2,000,000 shares of our common stock outstanding as of June 30, 2003, (ii) no conversion of any existing debentures that are not exchanged in the exchange offer, and
         (iii) no exercise of the ATSB warrants that may be issued as described in Proposal 2 of this proxy statement. Assuming that all of the ATSB warrants that may be issued as described in Proposal 2 of this proxy statement are exercised for a total of 2,815,348 shares of our common stock, the ownership percentages of the outstanding shares would be as follows: Current Stockholders 43.0%, Debenture Exchange Participants 46.2% and ATSB Warrant Holder 10.8%.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO OUR COMPANY

         The following is a general description of possible United States federal income tax consequences to our company regarding the limitation on use of operating loss carryovers that may result from the exchange.

         On December 31, 2002, we had consolidated net operating loss carryovers of approximately $67.6 million for United States federal income tax purposes that are available to reduce future federal income tax. Of this amount, approximately $47.9 million is subject to an annual limitation of $343,107 due to an ownership change on July 17, 2000. To the extent not used, the operating loss carryovers expire in varying amounts beginning in 2007.

         Our company's ability to use its net operating loss carryovers to reduce future United States federal income tax, if any, may be limited if we undergo an "ownership change" (i.e., a more than fifty percentage point change in the ownership of common stock) upon conversion of the exchange debentures or in the event of any other ownership changes. A corporation that undergoes an ownership change is subject to limitations on the amount of its net operating loss carryovers that may be used to offset its federal income tax following the ownership change. In addition, the use of certain other deductions attributable to events occurring in periods before an ownership change that are claimed within a five year period after the ownership change may also be limited (such "built-in deductions," and together with net operating loss carryovers, are collectively known as "pre-change losses"). As a result, our ability to use pre-change losses may be subject to a limitation and may result in accelerated or additional tax payments that, with respect to taxable periods after conversion, could have a material adverse impact on our consolidated financial positions or results of operations. Whether we experience an "ownership change" for these purposes will depend on the extent to which the debentures are converted and in particular whether there is a mandatory conversion of all of the exchange debentures as described in the description and comparison of the debentures above, as well as the extent of other changes in our capitalization which may occur.

         At this time, management does not believe it will be necessary to provide an additional valuation allowance against our ability to utilize our net operating loss carryovers upon the consummation of the proposed exchange.

         Additionally, with respect to possible cancellation of indebtedness tax issues arising out of the exchange of debentures, we believe that neither the exchange debentures nor the existing debentures are publicly traded as defined in the Regulations under Section 1273 of the Internal Revenue Code. Therefore, we should not recognize any cancellation of indebtedness income for United States federal income tax purposes as a result of the exchange of the existing debentures for the exchange debentures.

FAIRNESS OPINION

         We intend to obtain a fairness opinion from our financial advisor Morgan Joseph & Co. Inc. with respect to the fairness to our stockholders, from a financial point of view, of the exchange offer.

DEFAULTS OF INTEREST OR PRINCIPAL DUE UNDER THE EXISTING DEBENTURES

         Our company is not now in default, nor have we ever been in default with respect to any interest or principal due in connection with the existing debentures.

DISAPPROVAL OF THE EXCHANGE

         If we do not obtain approval from our stockholders for this proposal and that approval is required under applicable Nasdaq rules, but we nonetheless issue the exchange debentures as described herein, Nasdaq may choose to delist our company's common stock from the Nasdaq SmallCap Market. As a consequence, the market price of our stock may be adversely affected, and you may find it difficult to dispose of your shares of our company's common stock.

NO DISSENTER'S OR APPRAISAL RIGHTS

         Our certificate of incorporation, bylaws and the laws of the State of Delaware each do not require dissenter's rights or appraisal rights, and such rights shall not be provided, to any stockholder who does not vote to approve the exchange.

REQUIRED VOTE

         The vote required to approve the debenture exchange, in accordance with the laws of the State of Delaware, our certificate of incorporation and bylaws, and pursuant to the requirements of Nasdaq, is the affirmative vote of the holders of a majority of our shares of common stock present in person or represented by a proxy at the special meeting.

                OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                       APPROVAL OF THE DEBENTURE EXCHANGE

                                   PROPOSAL 2:
                          THE ISSUANCE OF ATSB WARRANTS

         On April 23, 2003, we were granted conditional approval from the Air Transportation Stabilization Board, or the ATSB, for a federal loan guarantee of $27.0 million with respect to a $30.0 million term loan facility, subject to the satisfaction of a number of conditions, including the restructuring of our existing debentures to extend their maturity beyond the maturity of the ATSB guaranteed loan on terms satisfactory to ATSB. In connection with the ATSB guarantee, we expect to issue to ATSB a series of warrants, as more fully described below.

         Our common stock is currently listed on the Nasdaq SmallCap Market, and as a result, we are subject to certain Nasdaq marketplace rules and listing requirements. The Nasdaq rules require stockholder approval of any plan or arrangement when such plan or arrangement includes the issuance of securities at a price less than market value equal to 20% or more of the company's outstanding common stock before such issuance. As a result of the issuance of the ATSB warrants, and dependent on the stock price of our common stock at the closing of the ATSB loan, the weighted average exercise price of the ATSB warrants may be below market value. We are asking our stockholders to approve the issuance of the ATSB warrants so that there is no issue with respect to compliance with the applicable Nasdaq rules.

         We expect the ATSB warrants to consist of the following:

         - warrants to purchase 1,230,789 shares of common stock representing 10% of the sum of our shares outstanding as of March 31, 2003 and the shares subject to such ATSB warrants, exercisable at $0.78 per share for a period of seven years from the date of issuance;

         - warrants to purchase a number of shares equal to 10% of the sum of the shares issuable upon conversion of the existing debentures not tendered in the exchange offer and the shares subject to such ATSB warrants, exercisable at $8.90 per share until August 26, 2004. Assuming that $38,500,000 principal amount of existing debentures are exchanged in the exchange offer, we would issue ATSB warrants to purchase 25,531 shares in this series;

         - warrants to purchase a number of shares equal to 10% of the sum of the shares issuable upon conversion of the exchange debentures and the shares subject to such ATSB warrants, exercisable at $3.20 per share commencing on the second anniversary of the date of issuance until August 26, 2009. Assuming that $38,500,000 principal amount of exchange debentures are issued upon completion of the exchange offer, we would issue ATSB warrants to purchase 1,336,806 shares in this series;

         - warrants to purchase 111,111 shares of common stock, representing 10% of the sum of the shares subject to existing warrants held by The Boeing Company, or Boeing, and the shares subject to such ATSB warrants, exercisable at $2.50 per share until August 23, 2004, the date of expiration of the Boeing warrants; and

         - warrants to purchase 111,111 shares of common stock, representing 10% of the sum of the shares subject to existing warrants held by International Lease Finance Corporation, or ILFC, and the shares subject to such ATSB warrants, exercisable at $2.50 per share until March 29, 2005, the date of expiration of the ILFC warrants.

         The following is a summary description of certain additional proposed terms and conditions of the ATSB warrants and related registration rights based on the current draft of the ATSB warrants and the registration rights agreement reflecting negotiations to date. We cannot assure you that the terms and conditions of the final ATSB warrants will not differ materially from the terms and conditions summarized in this proxy statement.

EXERCISE PRICE             The exercise price of the ATSB warrants will be
                           payable at the option of the warrant holder:

                           -        in cash or immediately available funds; or

                           -        by cancellation of indebtedness.

ADJUSTMENTS                The exercise price of the ATSB warrants and the
                           number of shares of our common stock purchasable upon the exercise of the ATSB warrants may be subject to adjustment in certain situations, including, but not limited to:

                           - a payment of dividend or distribution of our common stock to the holders of our common stock, a split or other subdivision of the outstanding shares of our common stock, or the combination of the outstanding shares of our common stock into a smaller number shares;

                           - the issuance of any rights, options or warrants to holders of our common stock to subscribe for or purchase shares of our common stock or securities convertible into our common stock at a price per share less than the greater of (1) the market price on the date of such issuance, or (2) the then effective exercise price of the ATSB warrants;

                           - the issuance or distribution to holders of our common stock of evidences of our indebtedness, cash or other assets, or shares of any class of capital stock; or

                           - a tender or exchange by us (other than an odd lot offer) for our common stock at a price in excess of the market price of our common stock at the expiration of the tender of exchange offer; or

                           - the issuance or sale of any shares of our common stock or of any rights, options or warrants to subscribe for or purchase shares of our common stock, other than certain excluded issuances, in each case at a purchase price per share less than the greater of (1) the fair market value of our common stock on the date of such issuance, or (2) the then effective exercise price of the ATSB warrants.

REGISTRATION               The holder of the ATSB warrants will be entitled to:
RIGHTS
                           -        demand registration of all or part of the
                                    common stock underlying the ATSB warrants under the Securities Act of 1933 on three separate occasions; and

                           - request that we include the common stock underlying the ATSB warrants in any registration statement filed for purposes of a public offering of our common stock or any securities which are convertible into our common stock.

                           We will use our best efforts to keep any registration statement covering the common stock underlying the ATSB warrants continuously effective by amending and supplementing the registration statement as required by applicable rules and regulations, for a period not to exceed the earlier of (1) 270 days, or (2) the date on which the underlying common stock is sold unless the registration statement relates to securities offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, in which case we will keep the registration statement effective until the sale of the common stock is complete.

EFFECT OF THE ISSUANCE OF THE ATSB WARRANTS UPON EXISTING STOCKHOLDERS

         In the event that the ATSB warrants are converted into our common stock, the issuance of such additional shares may significantly dilute the present equity ownership of our current stockholders. The following table sets forth (i) the number of shares of common stock outstanding as of June 30, 2003 and those issuable upon conversion of the ATSB warrants, and (ii) the percentage ownership interest of existing stockholders and the holders of ATSB warrants, determined as if all shares of common stock issuable upon conversion had been issued.

                                                                   PERCENT OF THE TOTAL
                                                                    OUTSTANDING SHARES
                                         NUMBER OF SHARES(1)         OF OUR COMPANY(1)
                                         -------------------       --------------------
Current Stockholders                          11,194,098                   80.0 %
ATSB Warrant Holder                            2,815,348                   20.0 %
     Total                                    14,009,446                  100.0 %

------------

(1) Assumes (i) no exercise or conversion of any existing stock options and warrants, consisting of options to purchase 3,931,000 shares of our common stock, and warrants to purchase 2,000,000 shares of our common stock outstanding as of June 30, 2003, and (ii) no conversion of any existing debentures or exchange debentures. Assuming that $38,500,000 principal amount of exchange debentures are issued in the exchange offer as described in Proposal 1 of this proxy statement and that such exchange debentures are converted into a total of 12,031,250 shares of our common stock, the ownership percentages of the outstanding shares would be as follows: Current Stockholders 43.0%, ATSB Warrant Holder 10.8% and Debenture Exchange Participants 46.2%.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO OUR COMPANY

         The issuance and/or exercise of the ATSB warrants, especially combined with the issuance of the exchange debentures, may contribute to an "ownership change" pursuant to United States federal income tax rules and regulations regarding the limitation on the use of operating loss carryovers by our company. See the section entitled "United States Federal Income Tax Consequences to Our Company" included in Proposal 1 of this proxy statement for more information regarding the possible tax consequences of an ownership change.

DISAPPROVAL OF THE ISSUANCE OF THE ATSB WARRANTS

         If we do not obtain approval from our stockholders for this proposal, but we nonetheless issue the ATSB warrants as described herein, Nasdaq may choose to delist our company's common stock from the Nasdaq SmallCap Market. As a consequence, the market price of our stock may be adversely impacted, and you may find it difficult to dispose of your shares of our company's common stock.

NO DISSENTER'S OR APPRAISAL RIGHTS

         Our certificate of incorporation, bylaws and the laws of the State of Delaware each do not require dissenter's rights or appraisal rights, and such rights shall not be provided, to any stockholder who does not vote to approve the issuance of the ATSB warrants.

REQUIRED VOTE

         The vote required to approve the issuance of the ATSB warrants, in accordance with the laws of the State of Delaware, our certificate of incorporation, bylaws, and the requirements of Nasdaq, is the affirmative vote of the holders of a majority of our shares of common stock present in person or represented by a proxy at the special meeting.

                OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                  APPROVAL OF THE ISSUANCE OF THE ATSB WARRANTS

                    INDEPENDENT PUBLIC ACCOUNTANT AND AUDITOR

         KPMG LLP served as our independent certified public accountants and auditors for the year ended December 31, 2002 and are our auditors for the current fiscal year. A representative of KPMG LLP is expected to attend the special meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

          CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

         We have had no changes or disagreements with our accountants on accounting or financial disclosure.

                      DELIVERY OF SPECIAL MEETING MATERIALS

         If you are sharing the same address with another stockholder of our company, only one copy of this proxy statement and other enclosed materials may have been sent to your home. If you would like to obtain another copy of this document, please contact Cindy M. Swinson, Corporate Secretary, World Airways, Inc., The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, telephone (770) 632-8000. If you would like to receive separate copies of our proxy statements and other enclosed materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, please contact us at the above address or telephone number.

                       DOCUMENTS INCORPORATED BY REFERENCE

         Accompanying this proxy statement is a copy of our preliminary prospectus included in a Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 23, 2003 (File No. 333-107275). The preliminary prospectus is not to be deemed a part of this proxy statement, and does not form any part of the material for the solicitation of proxies, other than for the sections of the prospectus entitled: "Unaudited Pro Forma Financial Information" on pages 29-33; "Consolidated Financial Statements" on pages F-1-F-36; "Selected Financial Data" on pages 37-38; "Management's Discussion and Analysis of Financial Condition and Results of Operations" on pages 39-50; and "Quantitative and Qualitative Disclosures About Market Risk" on pages 49-50.

                       SUBMISSION OF STOCKHOLDER PROPOSALS
                           FOR THE 2004 ANNUAL MEETING

         Stockholder proposals intended to be presented at the 2004 Annual Meeting of Stockholders must be received by our company's secretary no later than December 17, 2003, to be included in our 2004 proxy materials. Proposals should be sent to our principal executive offices c/o Cindy M. Swinson, General Counsel and Corporate Secretary, World Airways, Inc., The HLH Building, 101 World Drive, Peachtree City, Georgia 30269.

         The person or persons designated by us to be a proxy will have discretionary authority to vote on any proposal properly presented by a stockholder for consideration at the 2004 Annual Meeting of Stockholders, but not submitted for inclusion in the proxy materials for such meeting, unless: (i) with respect to any nomination for director, a written nomination is submitted to us at least 90 days prior to the meeting, or (ii) with respect to any other stockholder proposal, notice of the proposal, containing the information as required by our bylaws is received by us at our principal executive offices not less than 60 days prior to the meeting and, in either case, the satisfaction of certain other conditions under the applicable rules of the Securities and Exchange Commission.

                                OTHER INFORMATION

         This solicitation of proxies is being made by our board of directors. In addition to solicitation by mail, proxies may also be solicited by our directors, officers and employees, who will not receive additional compensation for such solicitation. Brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by us for their reasonable expenses incurred in sending proxy materials to the beneficial owners of our common stock. The address of our principal executive offices is World Airways, Inc., The HLH Building, 101 World Drive, Peachtree City, GA 30269, and our telephone number is
(770) 632-8000. The above notice and proxy statement are sent by order of our board of directors.

                                             By Order of the Board of Directors,



                                             /s/ Cindy M. Swinson
                                             -----------------------------------
                                             Cindy M. Swinson
                                             Corporate Secretary

Dated: August ___, 2003

                               WORLD AIRWAYS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER ___, 2003

         The undersigned hereby appoints HOLLIS L. HARRIS and CINDY M. SWINSON, and each of them, as the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of common stock, par value $0.001 per share (the "Common Stock"), of World Airways, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company's principal executive offices located at The HLH Building, 101 World Drive, Peachtree City, Georgia 30269 on September ____, 2003 at 10:00 a.m., and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

PROPOSAL 1:       To approve the exchange of newly-issued 8% Convertible Senior
                  Subordinated Debentures Due 2009 for our currently outstanding
                  8% Convertible Senior Subordinated Debentures Due 2004.

                  [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN

PROPOSAL 2:       To approve the issuance of warrants to the Air Transportation
                  Stabilization Board to purchase shares of our common stock, in connection with a federal guarantee of $27.0 million to support a $30.0 million term loan facility.

                  [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN


                                    (continued and to be signed on reverse side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF A PROPERLY EXECUTED PROXY GIVES NO DIRECTION, SUCH SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS THAT PROPERLY COME BEFORE THE SPECIAL MEETING.

                                    Dated:                             , 2003
                                          -----------------------------



                                    -----------------------------------------
                                    Signature



                                    -----------------------------------------
                                    Signature

                                    Mark here for address change and note at left. |_|

                                    PLEASE MARK, DATE, SIGN, AND RETURN THE
                                    PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.

                                    Please sign exactly as name appears hereon.
                                    When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person.

                               WORLD AIRWAYS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        CONFIDENTIAL VOTING INSTRUCTIONS OF 401(k) PLAN PARTICIPANTS AND
                                 BENEFICIARIES
   For the Special Meeting of Stockholders to be held on September ___, 2003

         The undersigned hereby instructs Wells Fargo Retirement Plan Services, Inc., Trustee (the "Trustee") of the World Airways Employees 401(k) Savings Plan (the "Plan"), to vote all shares of common stock, par value $0.001 per share (the "Common Stock"), of World Airways, Inc. (the "Company") allocated to the account of the undersigned as a participant in or beneficiary under the Plan, in accordance with these instructions, at the Special Meeting of Stockholders of the Company to be held at the Company's principal executive offices located at The HLH Building, 101 World Drive, Peachtree City, Georgia 30269 on September ____, 2003 at 10:00 a.m., and at any adjournments or postponements thereof.

PROPOSAL 1:       To approve the exchange of newly-issued 8% Convertible Senior
                  Subordinated Debentures Due 2009 for our currently outstanding
                  8% Convertible Senior Subordinated Debentures Due 2004.

                  [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN

PROPOSAL 2:       To approve the issuance of warrants to the Air Transportation
                  Stabilization Board to purchase shares of our common stock, in connection with a federal guarantee of $27.0 million to support a $30.0 million term loan facility.

                  [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN

                                    (continued and to be signed on reverse side)

THE SHARES REPRESENTED BY THIS CARD WILL BE VOTED AS INSTRUCTED BY THE PLAN PARTICIPANT OR BENEFICIARY. IF NO INSTRUCTION IS GIVEN, SUCH SHARES WILL BE VOTED AS THE TRUSTEE DEEMS PROPER IN ITS BEST JUDGMENT.

                                    Dated:                             , 2003
                                          -----------------------------



                                    -----------------------------------------
                                    Signature



                                    -----------------------------------------
                                    Signature

                                    Mark here for address change and note at left. |_|

                                    PLEASE MARK, DATE, SIGN, AND RETURN THE
                                    PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.

                                    Please sign exactly as name appears hereon.